Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           DARLING INTERNATIONAL INC.

     Darling International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Darling International Inc. Darling International Inc. was originally incorporated as Darling & Company of Delaware, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1962.

     2. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                  ARTICLE ONE
                                  -----------

     The name of the Corporation is Darling International Inc.

                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the State of Delaware is Corporate Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                 -------------

     The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE FOUR
                                  ------------

     The aggregate number of shares of capital stock that the Corporation will have authority to issue is ten million (10,000,000) shares of common stock, having a par value of $0.01 per share (the "Common Stock").

     Each share of Common Stock shall be entitled to one vote upon all matters presented to stockholders and shall have identical rights and privileges in every other respect. Election of directors may occur by written consent of the stockholders without a meeting in accordance with the Corporation's Bylaws.

                                  ARTICLE FIVE
                                  ------------

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX
                                  -----------

     The Board of Directors may exercise all such powers and do all such lawful acts and things on behalf of the Corporation as are not by statute, the Bylaws or this Restated Certificate of Incorporation directed or required to be exercised and done by the stockholders.

                                 ARTICLE SEVEN
                                 -------------

     The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than five nor more than eleven directors, the exact number of which shall be determined in accordance with the Bylaws of the Corporation.

                                 ARTICLE EIGHT
                                 -------------

     The power, to alter, amend or repeal the Corporation's Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors; subject, however, to repeal or change by the stockholders of the Corporation consistent with the provisions of this Restated Certificate of Incorporation, as may be amended from time to time.

                                  ARTICLE NINE
                                  ------------

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the chief executive officer, the president or the holders of at least ten percent (10%) of the Corporation's outstanding shares of capital stock.

                                  ARTICLE TEN
                                  -----------

     No director (including any advisory director) of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                 ARTICLE ELEVEN
                                 --------------

     1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceedings, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law as amended from time to time.

     2. Expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Eleven. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     3. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article Eleven shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     4. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eleven.

     5. For purposes of this Article Eleven, references to "the Corporation" shall include, in addition to the Corporation or any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eleven with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     6. For purposes of this Article Eleven, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Eleven.

     7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eleven shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, said Darling International Inc. has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Assistant Secretary, this 6th day of June, 1995.



                                           BY:      /s/ Kenneth A. Ghazey
                                                    ----------------------------
                                                    Kenneth A. Ghazey
                                                    President


                                           ATTEST:  /s/ Thomas W. Hughes
                                                    ----------------------------
                                                    Thomas W. Hughes
                                                    Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           DARLING INTERNATIONAL INC.

     DARLING INTERNATIONAL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment (the "Amendment") to the Restated Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable and calling a special meeting of the stockholders of the Corporation to consider such amendment. The resolution setting forth the Amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended deleting the current text of Article Four and substituting the following text:

          "The aggregate number of shares of capital stock that the Corporation will have authority to issue is twenty six million (26,000,000) consisting of twenty five million (25,000,000) shares of common stock, having a par value of $0.01 per share (the "Common Stock"), and one million (1,000,000) shares of preferred stock, having a par value of $0.01 per share (the "Preferred Stock").

          Each share of Common Stock shall be entitled to one vote upon all matters presented to stockholders and shall have identical rights and privileges in every other respect. Election of directors may occur by written consent of the stockholders without a meeting in accordance with the Corporation's Bylaws.

          Authority is hereby expressly granted to the Board of Directors of the Corporation from time to time to issue the preferred stock as preferred stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, relative rights, preferences, and limitations of such series, to the full extent now or hereafter permitted by the laws of the state of Delaware."

     SECOND: That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware (the "GCL"), at which meeting the Amendment was approved by the stockholders of the Corporation in accordance with the GCL.

     THIRD: That the Amendment was duty adopted in accordance with the provisions of section 242 of the GCL.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Dennis B. Longmire, its Chief Executive Officer, this 30th day of October, 1997.



                                          By: /s/ Dennis B. Longmire
                                              -------------------------------
                                              Name:    Dennis B. Longmire
                                              Title:   Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           DARLING INTERNATIONAL INC.





          Darling International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the amendment is as follows:

               RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing the first paragraph of Article Four thereof so that, as amended, said Article shall be read in relevant part as follows:

                    "The   aggregate   number  of  shares  of  stock   that  the
               Corporation shall have authority to issue is one hundred one million (101,000,000) shares consisting of one hundred million (100,000,000) shares of common stock having a par value of $0.01 per share (the "Common Stock"), and one million (1,000,000) shares of preferred stock, having a par value of $0.01 per share (the "Preferred Stock")."

               RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by adding a new Article Twelve thereto, such Article Twelve to read in its entirety as follows:

                                 "ARTICLE TWELVE

                    1. If and whenever  the  Corporation  issues any  additional shares of Common Stock ("Additional Common Shares"), except as provided in Section 4 or Section 5 of this Article Twelve, each Bank (as defined below) will have the right, but not the obligation, to purchase such Additional Common Shares up to an amount sufficient to permit such Bank to maintain its percentage equity interest in the Corporation (based on the Common Share Ratio (as defined below) of such Bank) at the level existing immediately prior to the issuance of the Additional Common
               Shares. If the Corporation desires to issue Additional Common Shares, it will first give notice thereof to each Bank stating the number of Additional Common Shares proposed to be issued and the total consideration to be received by the Corporation upon issuance of the Additional Common Shares. Within 30 days after the receipt of such notice, each Bank may elect to exercise the rights under this Article Twelve by giving written notice to that effect to the Corporation. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any Additional Common Shares as to which a right to purchase shall have been exercised will constitute a waiver of the rights granted by this Article Twelve as to the particular issuance of Additional Common Shares specified in the Corporation's notice.

                    As used in this  Article  Twelve,  "Bank"  means any bank or other lending institution that is an initial signatory to the Recapitalization Agreement, dated as of March 15, 2002, by and among the Corporation, the Banks and the agent for the Banks (as amended, supplemented or otherwise modified from time to time, the "Recapitalization Agreement") or any successor or assignee thereof as of the Consummation Date (as defined in the Recapitalization Agreement).

                    As used in this Article Twelve,  "Common Share Ratio" means, at any time of determination with respect to each Bank whose percentage or ratio is to be calculated, a ratio or percentage consisting of a numerator equal to all shares of Common Stock held by such Bank and a denominator equal to all issued and outstanding shares of Common Stock of the Corporation.

                    2. The per share purchase price to be paid by each Bank upon exercise of the rights granted under this Article Twelve will be equal to the per share consideration (net of underwriting discounts or commissions if such Bank is not a participant in the offering) at which the Additional Common Shares are offered or proposed to be offered by the Corporation to another party. The total consideration for which Additional Common Shares are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of Additional Common Shares for cash, the consideration to be received by the Corporation will be the amount of cash (net of underwriting discounts or commissions if such Bank is not a participant in the offering) for which the Additional Common Shares are proposed to be issued and (ii) in case of the proposed issuance of Additional Common Shares in whole or in part for consideration other than cash, the value of the consideration to be received by the Corporation other than cash (net of underwriting discounts or commissions if such Bank is not a participant in the offering) will be the Fair Market Value of that consideration as determined by the Board of Directors of the Corporation. As used herein, "Fair Market Value" means, as to any securities or property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

                    3. If and whenever  the  Corporation  issues any  securities convertible into or exchangeable or exercisable for Additional Common Shares or rights or options to subscribe for or to purchase Additional Common Shares, except as provided in Section 5, each Bank will have the right, but not the obligation, to purchase convertible securities, rights or options of like kind up to an amount which when converted, exchanged or exercised would be sufficient to permit such Bank to maintain its percentage equity interest in the Corporation (based on the Common Share Ratio of such Bank) at the level existing immediately prior to the issuance of the convertible securities, rights or options. If the Corporation desires to issue convertible securities, rights or options, it will first give notice thereof to each Bank describing the convertible securities, rights or options proposed to be issued (including the number of Additional Common Shares issuable upon conversion, exchange or exercise of such convertible securities, rights or options) and stating the total consideration to be received by the Corporation upon such issuance and upon conversion, exchange or exercise. Within 30 days after the receipt of such notice, each Bank may elect to exercise the rights under this Section 3 by giving written notice to that effect to the Corporation. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any convertible securities, rights or options as to which a right to purchase shall have been exercised will constitute a waiver of the rights granted by this Section 3 as to the particular issuance of convertible securities, rights or options specified in the Corporation's notice to such Bank.

                    4. The purchase  price to be paid by each Bank upon exercise of its rights under Section 3 of this Article Twelve will be in proportion to the consideration proposed to be received by the Corporation (net of underwriting discounts or commissions if such Bank is not a participant in the offering) upon the original issuance to another party of convertible securities, rights or options. The amount of consideration to be received by the Corporation upon the original issuance of such convertible securities, rights or options will be determined in the manner provided in Section 2 of this Article Twelve. With respect to securities convertible into or exchangeable or exercisable for Additional Common Shares or rights or options to subscribe for or purchase Additional Common Shares, the rights of each Bank (to the extent exercised) will apply only to the issuance of such convertible securities, rights, or options, and Banks will have no rights under this Article Twelve with respect to the Corporation's issuance of Additional Common Shares upon conversion, exchange or exercise of such convertible securities, rights or options. If a Bank does not exercise its right to acquire such convertible securities, rights or options hereunder, it shall have the rights set forth in Section 1 of this Article Twelve upon conversion, exchange or exercise of such convertible securities, rights or options.

                    5. The  provisions of this Article  Twelve will not apply to
               (i) shares of Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (ii) options outstanding under the Option Plans (as defined in the Recapitalization Agreement) to purchase an aggregate of 2,155,065 shares of Common Stock, (iii) the options to purchase an aggregate of 540,000 shares of Common Stock granted under the Taura Non-Plan Option Agreement (as defined in the Recapitalization Agreement), (iv) the options to purchase 333,000 shares of Common Stock relating to options from the 1993 restructuring which were originally referred to as Class A options and were later converted to Common Stock options, (v) options, awards, grants and other stock rights hereafter granted to employees, officers, or directors or consultants of the Corporation or any of its subsidiaries and approved by the Board of Directors or (vi) shares of Common Stock issued pursuant to the options and other rights described in the foregoing clauses
               (ii), (iii), (iv) and (v).

                    6. Unless otherwise agreed by the Corporation and the Banks, the purchase price to be paid by the Banks upon exercise of their rights under this Article Twelve will be paid upon terms which are the same as those being offered by third party purchasers, unless those terms provide for payment in a manner which could not be duplicated by a Bank, such as the transfer of specific property to the Corporation, in which event payment by the Bank will be in cash in an amount equal to the fair market value of such specific property.

                    7. The rights  contained  in this  Article  Twelve  shall be assignable to any transferee of the Common Shares (as defined in the Recapitalization Agreement), except (i) transferees who acquire such shares as purchasers in a sale made under a registration statement that has been filed and gone effective pursuant to the Registration Rights Agreement (as defined in the Recapitalization Agreement), (ii) transferees who acquire their shares in a transfer made under Rule 144 of the Securities Act of 1933 or any successor rules and (iii) subsequent transferees of shares sold or transferred to a transferee described in clauses
               (i) or (ii).

                    8. The  provisions of this Article Twelve and the rights and obligations under this Article Twelve shall terminate (i) upon the written consent of the Corporation and all Banks; (ii) on the tenth anniversary of the Consummation Date; or (iii) as to a particular Bank, if after a sale of Common Shares by the Bank, the Bank and any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Bank (each a "Bank Affiliate") and/or a fund or account managed by a Bank or a Bank Affiliate cease to hold collectively Common Shares equal to at least 2% of the shares of Common Stock outstanding at the Consummation Date."

          SECOND: That thereafter, pursuant to resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and legally held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by John O. Muse, its Executive Vice President, this 10th day of May, 2002.


                                        DARLING INTERNATIONAL INC.


                                        By:    /s/ John O. Muse
                                               --------------------------------
                                               Name:    John O. Muse
                                               Title:   Executive Vice President